As filed with the Securities and Exchange Commission on October 29, 2012

Registration No. 33-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ML CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	33-1219511
(State or Other Jurisdiction	(Primary Industrial	(IRS Employer
of Incorporation)	Classification Number)	Identification Number)

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, AZ. 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Nelson

President and Chief Executive Officer

ML Capital Group, Inc.

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, AZ. 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Quick Law Group P.C.

1035 Pearl Street, Suite 403

Boulder, Colorado 80302

720-259-2292

Attn: Jeffrey M. Quick

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Share (1)	Price (1)	Registration Fee
Common Stock, par value $.0001 per share	12,819,404	$0.30	$3,845,821.20	$524.57

(1) Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon the anticipated offering price per share of $0.30 pursuant to Rule 457(a), as the common stock has never traded on any market. The price offering price per share was determined by the price of shares that were sold to our stockholders in a private offering. The price of $0.30 is a fixed price at which the Selling Stockholders may sell the shares until our common stock is traded on a public market or quoted by an electronic quotation service, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED OCTOBER 29, 2012

ML CAPITAL GROUP, INC.

12,819,404 Shares

Common Stock, $0.0001 par value

This prospectus relates to periodic offers and resales of an aggregate of 12,819,404 shares of our common stock by certain Selling Stockholders.

This prospectus relates to the resale of up to 12,819,404 shares of common stock, par value $0.0001 per share (“Shares”) of ML Capital Group, Inc., a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus on page 18 (the “Selling Stockholders”). The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and as compensation for services rendered.

There is currently no market for our securities. Our common stock is presently not traded on any national securities exchange and is not quoted on any over-the-counter market. The Selling Stockholders will sell the Shares at a fixed price of $0.30 per share until our common stock is quoted on the OTC Bulletin Board® or another over-the-counter market or traded on a securities exchange and, thereafter, at prevailing market or privately negotiated prices. All proceeds of sales by the Selling Stockholders will go directly to the Selling Stockholders and will not be available to us. Although the Company has had discussions with a broker-dealer regarding sponsorship for a listing for quotation, no application has yet been filed. Information regarding the Selling Stockholders and the time and manner in which they may offer and sell the Shares under this prospectus is provided under the headings, “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We are an “emerging growth company” under applicable Federal securities laws and will be subject to reduced company reporting requirements.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2012

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	any contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	any possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Stockholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that may be important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 9 and the financial statements and related notes beginning on page F-1. Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “we,” “us” and “our” refer to ML Capital Group, Inc.

Our Company

ML Capital Group, Inc. was incorporated under the laws of the State of Nevada on September 22, 2009 by our founder and President, Ms. Lisa Nelson. During the period from September 22, 2009 (date of inception) through December 31, 2011, Ms. Nelson devoted between five (5) hours per week to over thirty (30) hours per week as required by the business. For calendar year 2012, Ms. Nelson has committed to devote at least twenty (20) hours a week to the Company but may increase that number as necessary to further develop its business. As of this date and through calendar year 2012 Ms. Nelson will continue to provide these services at no cost to the Company. As of May 8, 2012, the Company hired Mr. Mark Songer as its Chief Executive Officer and granted to him on July 2012, 2,000,000 restricted shares for services to be rendered subject to certain vesting restrictions. As of the date of this prospectus, Ms. Nelson and Mr. Songer are the Company’s only employees.

Our business consists of providing consulting services to both public and private companies, concentrating primarily on early stage companies, small businesses and emerging growth companies. To date, Ms. Nelson has been primarily responsible for all operations of our business; however, we have formed a large network of business relationships with independent consultants and other professionals engaged in various disciplines that will enable us to assist client companies with a myriad of business needs, including:

• Business Model, Organizational and Financial Condition Assessment & Analysis

• Business Plan Preparation, Review and Enhancement

• Organizational Structuring and Reorganization

• Strategy Assessment and Revision

• Design and Development of Sales & Marketing Strategies

• Executive Coaching

• Transaction Due Diligence and Post-Transaction Integration Services

We also work with companies that are interested in buying or selling assets or businesses, assisting with conducting the required due diligence, advising on transaction structures and in some cases assisting with identifying possible sources of financing.

Lastly, we provide companies at all stages of development with financial and strategic consulting services to improve efficiency and enable growth and stability that results in increased sales and profitability.

Our executive offices are located at 16810 Avenue of the Fountains, Fountain Hills, AZ. 85268, and our telephone number is (480) 232-0906.

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The Offering

Shares Outstanding Prior to the Offering	61,069,404

Shares Offered by the Selling Stockholders	12,819,404

Shares Outstanding After the Offering	61,069,404

Terms of Offering	The Selling Stockholders will determine how and when they will offer and sell their Shares. Until our Common Stock is quoted on the OTC Bulletin Board® (“OTCBB”) or another over-the-counter market or traded on an exchange, the Selling Stockholders may offer their Shares at a fixed price of $.30. Thereafter, the Selling Stockholders may offer their Shares at prevailing market prices or at privately negotiated prices.

Use of proceeds	The Company will not receive any of the proceeds from sales of the Shares by the Selling Stockholders.

Termination of the offering	The offering will conclude when all 12,819,404 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our discretion extend the offering for an additional 180 days.

Risk factors	The purchase of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.

Trading market	None. While a market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock for quotation on the OTCBB or on another over-the-counter market, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell their Shares. Also, no estimate may be given as to the time that this application process will require.

Even if ML Capital Group's common stock is quoted or granted a listing, a market for the common shares may not develop.

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SUMMARY FINANCIAL DATA

We have derived the following summary of our Balance Sheet and Statement of Operations data from the interim period ended June 30, 2012 and fiscal year ended December 31, 2011. Our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our financial data set forth below should be read together with our financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Balance Sheet Data:
	As of June 30, 2012	As of December31, 2011
	(unaudited)

Current assets	$10,246	$2

Other Assets	$297,500	$-

Current liabilities	$7,435	$2,106

Stockholders’ equity (deficit)	$300,311	$(2,104)

Operating Statement Data:	For the Six Month Period Ended June 30, 2012	For the Period September 22, 2009 (inception) to June 30, 2012
	(unaudited)	(unaudited)
Net revenues	$800	$800
Operating expenses	$160,836	$182,114
Net (loss)	$(160,686)	$(181,964)
Net (loss) per common share basic and diluted	$-	$-
Weighted average number of shares outstanding – basic and diluted	58,883,816	61,599,075

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RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks were to occur, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock could decline, and investors may lose all or part of their investment.

Risks Related to Our Business

We have virtually no financial resources. Our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

ML Capital Group is an early stage company and has virtually no financial resources. We had a cash balance of $10,246 as of June 30, 2012. We had working capital of $300,311 and a stockholders’ equity of $300,311 at June 30, 2012. Our independent registered public accounting firm included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2011 and 2010 that states that Company net losses and cash used in operations raise substantial doubt about its ability to continue as a going concern. We intend to seek additional financing in the form of equity or debt financing from various sources as yet unidentified pending the successful completion of this offering to further pursue our business plan. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

Our current resources and sources of funds, which primarily consist of loans from our founder, and President as well as unaffiliated third parties, are sufficient to keep our business operations functioning for the next three to four months. We do not have a formal agreement with our founder and President to fund the Company’s working capital needs; however, our founder and President, as well as our Chief Executive Officer currently plans to provide our consulting work without cash compensation while we seek other sources of funding. To date we have generated only nominal revenues from our business and our expenses will be accrued and deferred until sufficient financing is obtained or our founder and President and/or others loan the necessary funds to pay for these expenses. No assurances can be given that we will be able to obtain the funds required to continue our operations beyond a month-to-month basis.

We are and will continue to be completely dependent on the services of our founder and President, Ms. Lisa Nelson, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and ability to pursue our business strategy are completely dependent upon the knowledge and business connections of Ms. Nelson, our founder and Chief Executive Officer. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason or if she becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Ms. Nelson or an appropriate replacement(s).

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We intend to acquire key-man life insurance on the life of Ms. Nelson naming us as the beneficiary when and if we obtain the resources to do so and if she is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Because we have only recently commenced business operations, we face a high risk of our business failing.

We were formed in September 2009. All of our efforts to date have related to developing our business plan and beginning business activities. Through June 30, 2012 and as of the date of this prospectus, we have generated only nominal revenues. We face a high risk of business failure. The likelihood of success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of the Company’s services will occur or be significant enough or that we will be able to sell our services at a profit, if at all. Future revenues and/or profits, if any, will depend on many various factors, including, but not limited to, both initial and continued market acceptance of the Company’s services and the successful implementation of our planned growth strategy.

We do not currently have, and may never have, the resources or ability to implement and manage our growth strategy.

Although we expect to experience growth based on being able to implement our business plan, actual operations may never grow beyond their current state because the business plan may not be further implemented due to lack of funds to do so. If the Company’s business plan and growth strategy are implemented, of which no assurances can be given, a significant strain on the Company’s management, operating systems and/or financial resources will be imposed. Failure by the Company’s management to manage this growth, if it occurs, or unexpected difficulties encountered during growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable service lines will depend upon a number of factors, including (i) identifying and obtaining clients, (ii) generating sufficient funds from our then existing operations or obtaining third-party financing or additional capital to further market and sell our services, (iii) the Company’s management team and its financial and accounting controls and (iv) staffing, training and retaining of skilled personnel. Certain of these factors will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing companies. Moreover, potential service offerings that may meet the Company’s focus and other criteria, if we are able to develop or acquire them at all, are believed to be limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

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We may not be successful in hiring experienced personnel because of the competitive market for trained and qualified business and finance personnel.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified business and finance personnel to provide its services. Competition for such personnel is intense. There can be no assurance that we will be successful in attracting and retaining the personnel required to conduct and expand our operations successfully and to differentiate ourselves from our competition. The Company's results of operations and growth prospects could be materially adversely affected if we were unable to attract, hire, train and retain such qualified technical personnel.

Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our founder and President, Ms. Nelson, and our Chief Executive Officer, Mr. Songer, for a majority of its leads and believes that independent outside sales reps will also be an important source of sales referrals in the foreseeable future. However, as is typical within the industry, there are no contractual requirements that an outside sales person use or recommend the Company's professional services in connection with sales of services or products. We currently have no contracts or agreements in place with any outside sales professionals. No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in the levels of revenues derived from the services we provide, the size and timing of obtaining new client projects, changes in the mix of consultants on projects, the timing of new service offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced service offerings by the Company or its competitors, changes in operating expenses, availability of qualified personnel, , the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. We anticipate that the Company's expense levels will be based in part upon expectations as to future or projected revenues. If revenue levels are below expectations, our operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

We will face competition from companies with significantly greater resources and name recognition.

The markets in which the Company will operate are characterized by intense competition from several types of management consulting, business advisory and law firms, as well as other service providers. In addition, there can be no assurance that the Company's potential clients will not seek to develop their in-house capabilities and perform more of the services that the Company offers internally. The Company expects to face further competition from new market entrants and possible alliances among competitors in the future as the consulting and business advisory industry further leverages the Internet for advertising as well as delivering their respective services. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in client requirements or to devote greater resources to the development, marketing and sales of their services than the Company. There can be no assurance that the Company will be able to compete successfully. Many actual and potential competitors are part of much larger companies with substantially greater financial, marketing and other resources than the Company and there can be no assurance that the Company will be able to compete effectively against its current or future competitors.

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Our management and personnel have significant potential conflicts of interest.

Our personnel will be required to commit a substantial amount of time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us as well as other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Ms. Nelson, the Company’s founder and President, specifying that any business opportunities that she may become aware of independently or directly through her association with us (as opposed to disclosure to her of such business opportunities by management or consultants associated with other entities) would be presented by her solely to us. A copy of this agreement is filed as Exhibit 10.2 to our Registration Statement, of which this prospectus is a part. However, we cannot assure that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Failure to manage our growth could reduce our revenues or net income.

Rapid expansion strains infrastructure, management, internal controls and financial systems. The Company may not be able to effectively manage its growth or expansion. To support growth, the Company plans to hire new employees. This growth may also strain the Company’s ability to integrate and properly train these new employees. Inadequate integration and training of employees may result in underutilization of our workforce and may reduce revenues or net income.

We may acquire other businesses suitable for our planned expansion; if this happens, we may be unable to integrate them into our existing business, which may impair our operations and/or financial performance.

If appropriate opportunities present themselves, we may acquire businesses, technologies, services or products that are believed to be strategically viable. There are currently no understandings, commitments or agreements with respect to any acquisition, aside from acquiring the necessary equipment for our operations.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and
•	provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We will initially rely on the use of outside professionals to assist us in maintaining our internal controls. In the event that we experience unmanageable growth in our business, our internal controls may become inadequate or ineffective and our financial reporting could become unreliable. If we cannot provide reliable financial reports or prevent the dissemination of misleading information to the public, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly. In addition to the foregoing, failure to achieve and maintain an effective internal control environment could cause us to face regulatory action, which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

In order to mitigate the risks associated with maintaining internal controls if and when the Company grows, we will engage qualified professionals on an independent contractor basis to assist in reviewing and recording transactions. When and if finances permit, we will hire an experienced financial professional to oversee our reporting and control functions.

The costs to meet our reporting requirements as a public company subject to the Exchange Act will be substantial and could result in our having insufficient funds to expand our business or even to continue as a going concern.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder through the remainder of our calendar year; however, we intend to register under the Exchange Act, which would continue such obligations indefinitely. The costs associated with such obligations could be significant. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. We currently estimate the annual maintenance and compliance costs of the periodic reporting requirements to be in the range of up to $60,000 per annum. The incurrence of such costs will obviously be a material expense to our operations and thus will have a negative effect on our ability to meet our overhead requirements and earn a profit.

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For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

Risks Related to Our Common Stock

There is no existing market for our common stock, and we do not know if one will develop, which could impede your ability to sell your shares.

Currently, there is no public market for our securities and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

If our common stock has no active trading market, you may not be able to sell your common shares at all.

Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including:

•	actual or anticipated variations in quarterly operating results;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	conditions or trends in our industry, including trading volumes, regulatory changes or changes in the securities marketplace;
•	changes in the market valuations of other companies operating in our industry;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

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•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;
•	additions or departures of key personnel; and
•	sales of our common stock, including sales of our common stock by our directors and officers or our strategic investors.

We cannot assure that an orderly or liquid market will ever develop for our common stock.

We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our share price may decline due to the large number of shares eligible for future sale.

Sales of substantial amounts of our common stock, or the possibility of such sales, may adversely affect the market price of our common stock. These sales may also make it more difficult for us to raise capital through the issuance of equity securities at a time and at a price we deem appropriate.

The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has been determined by our management by reference to the sale price of our common stock in a recent private offering without regard to any independent financial evaluation, market mechanism or appraisal by our auditors and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

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Stockholders may be diluted significantly through our future efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized (100,000,000) shares but unissued (38,930,596) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, further dilute common stock book value, and that dilution may be material.

The Selling Stockholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act, the Selling Stockholders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by Selling Stockholders if omissions or misstatements result in civil liability to them.

Upon completion of the offering, our founder and President will own a majority of our outstanding shares and therefore will have the ability to control our business and limit or eliminate minority stockholders’ ability to influence corporate affairs.

Because of her beneficial stock ownership, our founder and President will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our founder and President may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority stockholders would have no way of overriding decisions made by our founder, and President. This level of control may also have an adverse impact on the market value of our shares because our founder, and President may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Markets commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering; however, there can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

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•	any market for our shares will develop;
•	the prices at which our common stock will trade; or
•	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we are able to have our shares of common stock quoted on the OTC Markets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If we are not successful at obtaining “DTC-eligible” status for our common stock, then our shares cannot be electronically transferred between brokerage accounts. While our shares could still trade manually, clearance for such transactions could take days, which, based on the realities of the marketplace as it exists today, means that manual trades are not a realistic option for companies relying on broker dealers for stock transactions. If our stock remains non-DTC-eligible, trading volume in our shares would remain very low and prices for our shares would be adversely affected. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take. See, “Market for Common Stock and Related Stockholder Matters.”

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may discourage brokers from engaging in transactions involving penny stock and could have the effect of reducing the level of trading activity in any secondary market for a penny stock; accordingly, investors in our common stock may find it difficult to sell their Shares, if they are able to sell at all.

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All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (61,069,404) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market.

Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

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Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC, which will be immediately available to the public for inspection and copying, for the remainder of the fiscal year during in which our registration statement becomes effective. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets.

We currently intend to file a registration statement on Form 8-A, which would continue our reporting obligations under the Exchange Act indefinitely; however, should our management determine not to do so, then, in the event that at the end of the fiscal year in which our registration statement becomes effective we have less than 500 stockholders of record (less than 300 holders of record if we have assets of $10 million or more) these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act. Should this occur, then starting with the following fiscal year we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted.

The JOBS Act, once implemented by rules of the SEC, will raise the minimum stockholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies) and excludes employees who receive securities pursuant to employee stock incentive plans for purposes of calculating the stockholder threshold. This means that access to information regarding our business and operations will be limited.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined by reference to the price of the common stock sold in a recent private placement and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Since this offering is being made solely by the Selling Stockholders and none of the proceeds will be paid to us, our net tangible book value per share will not be affected by this offering.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock that are issued and outstanding and held by the Selling Stockholders identified below. We are registering the Shares to permit the Selling Stockholders to resell the Shares when and as they deem appropriate in the manner described in this prospectus under the heading, “Plan of Distribution.”

The following table sets forth:

•	the name of each Selling Stockholder;
•	the number of shares of our common stock that such Selling Stockholder beneficially owned prior to the offering for resale of the Shares under this prospectus;
•	the maximum number of Shares that may be offered for resale for the account of each Selling Stockholder under this prospectus; and
•	the number and percentage of shares of our common stock to be beneficially owned by each Selling Stockholder after the offering of the Shares pursuant hereto, assuming that all of the offered Shares are sold.

Except as set forth below, none of the Selling Stockholders has been an officer or director of, nor has any Selling Stockholder had a material relationship with, the Company or any of its predecessors or affiliates within the past three years.

None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer that has any agreement or understanding to distribute any of the Shares being offered under this prospectus.

Each Selling Stockholder may offer for sale all or part of its Shares from time to time. The table below assumes that each Selling Stockholder will sell all of its Shares offered for sale under this prospectus; however, no Selling Stockholder is under any obligation to sell any of its Shares pursuant to this prospectus.

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Name of Selling Stockholder	Shares Beneficially Owned Before the Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After the Offering	Percentage Ownership After the Offering
Nicole Austin	2,000,000	2,000,000	0	0
Vincent Barbagallo (1)	2,000,000	2,000,000	0	0
Barbara Barbagallo (1)	1,666	1,666	0	0
Amanda Borowski	1,666	1,666	0	0
James Collins (2)	416	416	0	0
Jennifer Collins (2)	416	416	0	0
Pete Dunne	1,666	1,666	0	0
Michele Elkie (3)	1,666	1,666	0	0
Tait Elkie (3)	1,666	1,666	0	0
Brian Gawley	8,333	8,333
Thomas Gentile	833	833	0	0
John Jahnke (4)	2,500	2,500	0	0
Michelle Jahnke (4)	2,500	2,500	0	0
Amy Jost-Fichera	250,000	250,000	0	0
John & Adelina Komper	1,666	1,666	0	0
Carlos Lopez (5)	250,000	250,000	0	0
Michelle Lopez (5)	833	833	0	0
Joanne Meehan	1,666	1,666	0	0
Anthony Muratore	2,000,000	2,000,000	0	0
Joseph Muter (6)	3,332	3,332	0	0
Priscilla Muter (6)	3,332	3,332	0	0
Maria Patruno	500	500	0	0
Phil Rodakis	2,000,000	2,000,000	0	0
Quick Law Group, LP (7)	1,000,000	1,000,000	0	0
Dorothea Serro (8)	833	833	0	0
Jack Serro (8)	833	833	0	0
Michael Sysmusiak	10,000	10,000	0	0
Jacob Thomas	1,000	1,000	0	0
Marshall Varner Sr. (9)	1,666	1,666	0	0
Marshall Varner Jr. (9)	1,666	1,666	0	0
Stephanie Varner (9)	1,666	1,666	0	0
Windstream Partners, LLC(10)	1,000,000	1,000,000	0	0
Ryan Wingensoth	1,666	1,666	0	0
Doug Van Pham	416	416	0	0
Cecil Yates (11)	250,000	250,000	0	0
Nancy Yates (11)	1,666	1,666	0	0
TOTAL	12,819,404	12,819,404

The representative address for each of the parties listed below shall be that of the Company: 16810 Avenue of the Fountains Fountain Hills, AZ. 85268.

1.	Barbara Barbagallo is the wife of Vincent Barbagallo, a Selling Stockholder and consultant of the Company. Mr. Barbagallo disclaims beneficial ownership of Ms. Barbagallo’s shares.
2.	James Collins is the husband to Jennifer Collins. Mr. Collins disclaims beneficial ownership of Ms. Collins’ shares
3.	Michele Elkie is the wife to Tait Elkie. Mrs. Elkie disclaims beneficial ownership of Mr. Elkie’s shares.
4.	John Jahnke is the husband to Michelle Janke. Mr. Janke disclaims beneficial ownership of Mrs. Janke’s shares
5.	Carlos Lopez, a Director of the Company, is the husband to Michelle Lopez. Mr. Lopez disclaims beneficial ownership of Mrs. Lopez’s shares.

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6.	Priscilla Muter was the beneficiary of Mr. Thomas Muter’s estate. Priscilla Muter disclaims beneficial ownership of the others shares.

7.	Quick Law Group, LP acts as legal counsel to the Company and is assisting with the preparation of this prospectus. The beneficial owner of the Quick Law Group is Jeffrey Quick.
8.	Dorothea Serro is the wife to Jack Serro. Mrs. Serro disclaims beneficial interest of Mr. Serro’s shares.
9.	Marshall Varner Sr. is the father to Marshall Varner Jr. Mr. Varner Jr. is the husband to Stephanie Varner. Mr. Varner Sr. , Stephanie Varner, and Mr. Varner ,Jr. each disclaims beneficial ownership of the others shares.
10.	Windstream Partners, LLC is a consultant to the Company. The beneficial owner of Windstream Partners is Elizabeth Kern.
11.	Cecil Yates, a Director of the Company, is the husband of Nancy Yates. Mr. Yates disclaims beneficial ownership of Mrs. Yates’ shares.

Transactions with Selling Stockholders

During October 2009 through July 2012 we issued restricted shares of common stock to Selling Stockholders who are directors of and/or independent consultants to the Company as follows:

Anthony Muratore – Consultant:	2,000,000	*
Nicole Austin – Consultant:	2,000,000	*
Windstream Partners, LLC - Consultant	1,000,000	*
Quick Law Group, PC - Consultant (Legal Counsel)	1,000,000	*
Vincent Barbagallo – Consultant:	2,000,000	*
Carlos Lopez – Director	250,000	*
Cecil Yates – Director	250,000	*
Amy Jost-Fichera – Former Director	250,000	*
Phil Rodakis – Consultant:	2,000,000	*

TOTAL:	10,750,000

* Shares included in the offering.

In addition to the issuances listed above, from May 2010 through January 2011, the Company conducted a private offering to family and friends and sold an aggregate of 43,071 shares of common stock to 24 individuals, each of whom paid $0.30 per share. The Company received an aggregate of $12,924 in proceeds from the sales made in the private placement. During May 2012 through June 2012, the Company sold an aggregate of 26,333 shares of common stock to 8 individuals, each of whom paid $0.30 per share. The Company received an aggregate of $7,901 in proceeds from the sales of this private placement.

During September 2009, the Company issued restricted shares to two former officers and directors that are not included in this registration statement:

Milton Masson:	8,000,000	*
Peck King:	250,000	*

TOTAL:	8,250,000	*

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* Shares not included in the offering. The Company is currently in negotiations with both Messrs. Masson and King parties to have the shares canceled.

In July 2012 we entered into a retainer agreement with our counsel, the Quick Law Group, PC and Mr. Jeffrey Quick, Esq., pursuant to which we issued to the Quick Law Group1,000,000 restricted shares of our common stock, all of which are included to be registered in the Company’s registration statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on September 22, 2009 and most of our activity through June 30, 2012 involved incorporation efforts, planning and refining our business model, business development efforts and obtaining new clients as well as preparation for this Offering.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to continue as a going concern.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside sales, marketing or advertising firms to help expand our client base. We currently do not have any cash or other resources to commence the use of outside contractors or industry service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our founder and President will continue providing her professional services without current compensation. We do not currently have a formal agreement in place with our founder and President covering this period.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company; however, we have not performed any studies of this matter and our conclusion is based on our own observations and there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interests of our stockholders

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Liquidity

We will continue to incur legal fees, accounting and other costs that relating to this offering, which are estimated at $25,000. This amount will be paid as and when necessary and required or otherwise accrued on the books and records of ML Capital Group until we are able to pay the full amount due either from revenues or loans from a related or unrelated third parties. Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, we will seek financial assistance from our stockholders or a third party who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans will be evidenced by corporate notes to be treated as a loan until repaid, if and when ML Capital Group has the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan funds for this purpose

Private capital, if sought, we believe will be sought from former business associates of our founder, and President, or through private investors referred to us by her. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan and its stages as outlined above.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $60,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current commitments for a private investment in the Company. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter and our conclusion is based on our own beliefs and the advice that we have received from various business professionals. Issuing shares of common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business and business opportunities. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of ML Capital Group because the shares may be issued to parties or entities committed to supporting existing management. ML Capital Group may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

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As of June 30, 2012, we owed $6,785 in connection with an interest free demand loan from a related party, our founder and President, in connection with organizational costs, professional services related to this offering. . We have not entered into any formal agreements for this loan and there has been no specific demand for payment as of the date of this prospectus.

On June 7, 3012, we issued a convertible promissory note (the “Note”) in the original principal amount of $5,000 to Morgan Wells Inc., a company which is wholly-owned by Anthony Muratore, a consultant of the Company. The Note bears interest at the rate of 8% per annum and is payable in full on December 7, 2012. The Note will become convertible into shares of our common stock on December 4, 2012 (the date which is 180 days after the issue date) at the lesser of a fixed price of $.001 per share (for an aggregate of 5,000,000 shares) or 75% of the lowest closing market price for the Company’s common stock during the previous 20 trading days prior to the conversion date, if and when a public trading market is established.

Recently Issued Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

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Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having recently commenced operations, it is too early to tell.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

INTERESTS OF NAMED COUNSEL AND EXPERTS

The Quick Law Group, PC and Mr. Jeffrey Quick, Esq., counsel to the Company in connection with this offering, owns 1,000,000 shares of our common stock. The Quick Law Group, PCis a named Selling Stockholder in the offering.

BUSINESS

History

The Company was incorporated under the laws of the State of Nevada on September 22, 2009, at which time it initiated its business plan with our founder and President, Ms. Lisa Nelson. From inception to May 8, 2012, when the Company hired Mr. Mark Songer as its Chief Executive Officer, Ms. Nelson was the Company’s sole employee. Ms. Nelson currently devotes the majority of her time to the Company.

The Company issued 40,000,000 shares of its common stock to Ms. Nelson in exchange for organizational expenses incurred upon incorporation and as compensation for providing her services to the Company. Following our formation, we issued an additional 10,750,000 shares of our common stock in 2009 to various consultants and two directors (net of 4,000,000 shares returned in 2011 from a prior director) in exchange for consulting services, business development, advisory work, and to be a part of our extended team and resource base to support our clients. See also “Certain Relationships and Related Transactions.”

We are a development stage company and have no financial resources. To date, we have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern. We are at the early stages in the development and implementation of our business plan. We are not a blank check company within the meaning of Rule 419(a)(2) under the Securities Act, as we have as specific business plan that we are in the process of developing and implementing and have not been formed for the purpose of acquiring other companies. Neither the Company, nor any our officers, directors, or affiliates has had any contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives or owners of any business or company regarding the possibility of an acquisition or merger.

As of June 30, 2012, we had limited assets which consisted of; cash of $10,246, and pre-paid expenses of $297,500 relating to the hiring of our Chief Executive Officer, consultants, and directors . In order to fund the development of our business and our working capital needs for the next 12 months, we intend to attempt to secure funding from stockholder or non-related party loans, sales of our common stock, or from funding provided by strategic joint venture partners.

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Principal Services and Markets

Our business consists of providing consulting services to both public and private companies, concentrating primarily on early stage companies, small businesses and emerging growth companies. To date, Ms. Nelson has been primarily responsible for all operations of our business; however, we have formed a large network of business relationships with independent consultants and other professionals engaged in various disciplines that will enable us to assist client companies with a myriad of business needs, including:

• Business Model, Organizational and Financial Condition Assessment & Analysis
• Business Plan Preparation, Review and Enhancement
• Organizational Structuring and Reorganization
• Strategy Assessment and Revision
• Design and Development of Sales & Marketing Strategies
• Executive Coaching
• Transaction Due Diligence and Post-Transaction Integration Services

We also work with companies that are interested in buying or selling assets or businesses, assisting with conducting the required due diligence, advising on transaction structures and in some cases assisting with identifying possible sources of financing.

Lastly, we provide companies at all stages of development with financial and strategic consulting services to improve efficiency and enable growth and stability that results in increased sales and profitability.

Our primary target market consists primarily of startup, early-stage and other small businesses, although we will consult with larger companies seeking to enhance their growth and profitability as well.

Competition

We compete, in general, with business consulting companies, including large multi-national and smaller niche solution providers, offering services that may be materially similar to those we provide. Additionally, there are countless individuals seeking employment in the financial management departments of businesses, as well as businesses seeking a staff member rather than an outsourced consultant. We believe that our compensation /reward structure will enable us to attract the very top talent in our industry. There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

Growth Strategy

Our growth strategy will be to promote internal growth achieving by the following:

Maintain and Enhance Business and Management Expertise – we will develop and maintain our expertise by hiring and training the most proficient business and management personnel available. We will also create a training program to assist in maintaining our education and proficiency. We will focus on corporate culture, employment environment and incentive systems in order to motivate, reward and retain employees and outside consultants. Additionally, we may evaluate opportunities for strategic acquisitions of complementary professional services organizations that have a proven record of delivering high quality business, management, and operational consulting services.

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Create a National Presence – we will seek to create and enhance a national reputation to aggressively market our services. We may also evaluate opportunities to create a network through strategic acquisitions of professional services organizations located in diverse geographic markets where we do not currently have any presence.

Quality, Service and Customer Support - our consultants will follow documented and standardized methodologies to ensure a consistent approach to similar types of projects, thereby fostering uniform quality and more cost-efficient solutions for clients. The Company will assume responsibility for all aspects of its custom-designed solutions, providing clients with a single point of contact to address any concerns with respect to a project’s implementation, thus allowing clients to streamline communications with our firm and maintain a clearly defined channel to conduct all business through.

Distribution Methods

Client Base - The Company's future comprehensive range of services will permit interaction with diverse points of contact and decision makers within a client's organization, including the founder, president, and chief executive officer, chief financial officer, , divisional or department executives and purchasing managers. The Company will seek to utilize these multiple points of contact in order to expand its relationships with clients to obtain additional business, management, and operational projects, as well as generate recurring revenues by providing services such as ongoing consulting services.

Alliances with Industry Leaders - The Company expects to create alliances and relationships with industry-participating product vendors, service providers, law firms, accounting firms, and marketing agencies. Our belief is that we will be provided introductions and opportunities to network with industry participants through referrals from business contacts of our founder and President. We believe that these business relationships of our founder and Presidentwill enhance the Company’s credibility and provide leads to new business opportunities. The Company will also pursue alliances and relationships to expand its service offering and capabilities and remain current with advances in computing and internet technologies.

Multiple Sales Channels - The Company believes that it will create or attract a direct sales force that will focus exclusively on the sale of its services. In addition to developing this direct sales force, the Company intends to utilize outside organizations and their sales staff for the generation of sales leads. The Company believes that it will receive sales leads from product and service vendors as well as other business services providers and consultants.

Intellectual Property

We have no patents, trademarks or other intellectual property

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Government Regulation and Industry Standards

We believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to sell our products. Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

Employees

As of October 17, 2012, we had two, part-time employees, our founder and President, Ms. Nelson, and our Chief Executive Officer, Mr. Songer. During calendar year ending December 31, 2012 (dependent on financing and available working capital), Ms. Nelson will devote at least twenty (25) hours a week to us and may increase the number of hours as necessary. Ms. Nelson is under no contractual agreement with the Company.

Ms. Nelson and Mr. Songer has been initially compensated in the form of common stock or equity in the Company, and will continue to forego cash payments for their services. It is their belief that these actions are in the best interests of the Company and its prospective investors who may invest in this offering. Beyond Ms. Nelson’s and Mr. Songer’s services, we have a large network of business relationships, independent consultants and other professional engaged in various disciplines that will enable us to assist our clients with a myriad of corporate issues or problems.

DESCRIPTION OF PROPERTY

Our office space is provided to us by Ms. Nelson. Ms. Nelson incurs no incremental costs as a result of our using the space; therefore, she does not charge us for its use. We do not have a written lease agreement for the space. We anticipate that our current office space will be sufficient to meet our needs for the foreseeable future.

LEGAL PROCEEDINGS

We are not a party to any pending litigation. The Company and Mr. Masson, its former officer and director, are currently in discussions regarding the return and cancellation of his 8,000,000 shares of common stock. As of the date of this filing, no agreement has been reached. If no agreement is reached, it is possible that litigation will result, while both the Company and Mr. Masson have indicated a willingness to litigate the issues, to the knowledge of the Company, no filings have yet been made.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our By-laws provide that the number of directors who shall constitute the entire board shall be such number as the board of directors shall at the time have designated. Each director shall be elected for a term of one year and until his or her successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office, with the successor elected for the unexpired term and until the successor is elected and qualified. Our board of directors does not currently have any committees.

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The officers and directors of the Company are as follows:

Name	Age	Title
Lisa Nelson	45	Founder, President, Chairman
Mark Songer	46	Chief Executive Officer
Cecil A. Yates	45	Director
Carlos Lopez	44	Director

Lisa Nelson - Ms. Nelson, our Founder, Chairman and Chief Executive Officer, has been with the Company since inception. An experienced and successful entrepreneur, Ms. Nelson is the founder and owner of an internet-based retail business, Gift Baskets by Lisa, which she started as a “bricks and mortar” business and then transformed into an online “etailer.” Ms. Nelson is also an active organizer and participant in local charities and initiatives sponsored by her church to help children and the elderly and has been instrumental in organizing fundraisers for such causes. Ms. Nelson is a member of both the Fountain Hills Chamber of Commerce and the Greater Fountain Hills Business Alliance and chaired the 2011 Anasazi Book Fair.

Ms. Nelson began her career in the health care industry as a medical assistant/phlebotomist, eventually advancing to the position of Licensed Practical Nurse (LPN) at Southwest Mesa Dialysis, where she managed an entire floor of patient beds. She also worked as an LPN at Scottsdale Dialysis and then at the outpatient unit at Scottsdale Healthcare. Ms. Nelson earned her nursing degree from Mandell Medical School in 1986.

Dr. Mark Songer - Dr. Songer is a multi-faceted entrepreneur having created businesses and joint venture partnerships in the education, entertainment, technology and publishing sectors.  He has worked with several Fortune 500 companies and is experienced in both corporate and managerial finance as well as investment banking.

In 2007, he started Beachfront Enterprises S.A., a Costa Rican based online social gaming company partnered with boxing great Manny Pacquiao. In 2002, Dr. Songer served as Commission Chairman for a Native American Gaming Commission for a three year term.  During his tenure, Dr. Songer oversaw all operational aspects ensuring regulatory and financial compliance within Federal and State Laws. In addition, Dr. Songer served on the Tribes Economic Advisory Committee, helping establish economic diversity within the tribe’s portfolio and was directly responsible for assets exceeding $500 million dollars.

After his tenure as Commission Chairman, Dr. Songer became President with Interactive Electronic Gaming, an Irvine based gaming manufacturing company and established the first gaming partnership with National Lampoon, Inc. in conjunction with the World Poker Tour (WPT). He is a former FBI Special Agent and has served both in the United States Marine Corps and U.S. Army honorably.

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Cecil Yates. Mr. Yates has been a director of the Company since August, 2010. Mr. Yates is Director of Commercial Property Management at Tiempo, Inc., where he is responsible for managing more than 200,000 sq. ft. of commercial space, including office buildings, shopping centers, and quick-service restaurants. His duties range from concept to completion and include client interface, land acquisition & development, forecasting, contract negotiations, project management, site work, shell and core, office and warehouse tenant improvements, and facilities management. Mr. Yates also serves as Vice Chairman of the Fountain Hills Planning and Zoning Commission where he has gained vast experience in economic development, writing city ordinances, and working to ‘bridge the gap’ between public and private sector development.

Mr. Yates has 20 years of experience in the real estate industry and has worked with both institutional and non-institutional properties and all product types (i.e., mixed-use, class A - class B office, big box industrial, multi-tenant industrial, retail, and restaurant). Prior to his engagement at Tiempo, Mr. Yates was Operations Manager for BMI, Inc. from 2009 to 2010,where he handled the day-to-day operations of more than 1,000 residential units, (logistics, marketing, sales, customer service, and staffing). Prior to that, Mr. Yates was Regional Operations Manager for Vetrone Development in Cleveland, Ohio, where he managed sales, marketing, advertising, financing, staffing, and government liaisons for more than 250,000 sq. ft. of properties, including shopping centers, residential estates, restaurants, and bars.

Mr. Yates has a Bachelor of Science in Marketing & Management from the University of Cincinnati.

Carlos Lopez - Mr. Lopez has been a director of the Company since March 2012. Mr. grew up in Los Gatos, California and graduated High School in 1986. After graduation Mr. Lopez headed to San Diego, California to attend college where his studies focused on business administration and marketing.

In 1996, Mr. Lopez accepted a contract position and moved to Seattle, Washington to help launch a new medical directory. After his contract expired, Mr. Lopez changed directions and pursued a career as a Loan Officer. In his 16 years in the Real Estate finance field Mr. Lopez’s' career flourished; he has held Underwriter positions, Operations Manager positions and Sales manager positions. He was responsible for the daily functions of a high producing branch and the support of 20 Loan officers. His last position held was a Washington State Sales manager for a Mortgage Broker based out of Colorado. He played a key role in the emergence of a new mortgage broker in an already thriving and competitive market.

Mr. Lopez now lives in Scottsdale, Arizona where he and his wife own LGD Info Tech, LLC a SharePoint and InfoPath consulting firm. Mr. Lopez also is a licensed life insurance agent and is in the process of obtaining his real estate license. In his spare time Carlos volunteers as a Rugby and Soccer coach. He also enjoys camping with his wife and three young children.

Code of Business Conduct and Ethics

In July 2012 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our founder, Chairman and Chief Executive officer, and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
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•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on December 31, 2013. All officers are appointed annually by the board of directors subject to existing employment agreements (of which there are currently none) and will serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have no additional directors besides our founder, president, chief executive officer, and Chairman, all votes on issues are resolved in favor of the Chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of ML Capital Group:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii.	engaging in any type of business practice; or

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iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the ML Capital Group board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter. As of the date of this prospectus, our board has not established any committees.

All directors will be reimbursed by ML Capital Group for any expenses incurred in attending directors' meetings, provided that the Company has the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table shows, for the period from September 22, 2009 (inception) to June 30, 2012, compensation awarded to or paid to, or earned by, our President and our Chief Executive Officer (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
(1) Lisa M. Nelson
President, Founder	2009	-	-	4,000	-	-	-		4,000
Director and Secretary	2011	-	-	-	-	-	-	5,000	5,000
	2012	-	-	-	-	-	-	-	-
(2) Mark Songer
Chief Executive Officer	2012	-	-	600,000	-	-	-	-	600,000

(1)Ms. Nelson received 40,000,000 shares of common stock of the Company for organizational services and for providing ongoing services to the Company which was valued at $4,000.

(2)Mr. Songer received 2,000,000 shares of common stock of the Company for providing ongoing services to the Company which was valued at $600,000.

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There is no formal employment arrangement with Ms. Nelson at this time. Ms. Nelson’s compensation has not been fixed or based on any percentage calculations. She will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any compensation which permits us to meet our financial obligations. Ms. Nelson’s compensation amount may be formalized if and when the Company completes this offering and obtains any future financing beyond the offering and her annual compensation would exceed $90,000.

Mr. Songer has an employment agreement with the Company which calls for the issuance of 2,000,000 shares of restricted common stock, has a term of three (3) years, and includes the reimbursement of certain expenses related to travel and accommodations pursuant to duties to the Company. The Agreement includes a termination clause by the Company by 30 days advance written notice, or upon immediate notice due to cause, fraud, negligence or willful misconduct.

Grants of Plan-Based Awards

None of our named executive officers received any grants of stock option awards or other plan-based awards during the period from September 22, 2009 through June 30, 2012. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period from September 22,2009 through June 30, 2012. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers had any outstanding stock option awards as of December 31, 2011 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL STOCKHOLDERS

As of June 30, 2012 we had 60,069,404shares of common stock outstanding held by 43 stockholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 31, 2011; of all directors and executive officers of ML CAPITAL GROUP; and of our directors and officers as a group.

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		Amount of	Percent of Class
Title Of	Name, Title and Address of Beneficial	Beneficial	Before
Class	Owner of Shares(a)	Ownership(b)	Offering	After Offering(d)

Common	Lisa Nelson (c)	40,000,000	66.59%	66.59%

	All Directors and Officers as a group (1 person)	40,000,000	66.59%	66.59%

(a) The address for purposes of this table is the Company’s address which is 16810 Avenue of the Fountains, Fountain Hills, AZ. 85268 .

(b) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Ms. Nelson received 40,000,000 shares for organizational services, services rendered and for continuing with the Company on October 20, 2009.

(d) Assumes the total common shares outstanding of 60,069,404. There are no new shares being offered pursuant to this Offering. .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s President, Lisa Nelson, provided advances to the Company from time to time for working capital purposes. As of June 30, 2012, the Company owes to Ms. Nelson a payable of $6,785. The advances were short-term in nature and non-interest bearing.

For the six month period ended June 30, 2012, the Company recorded revenues of $800 from TEN Associates LLC, a company wholly-owned by Ms. Nelson’s husband.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

ML Capital Group, Inc.’s Bylaws, as well as certain provisions of Nevada law, provide for the indemnification of a present or former director or officer. See Item 14, “Indemnification of Directors and Officers,” on page 47.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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PLAN OF DISTRIBUTION

For purposes of the following discussion, the term, “Selling Stockholders” includes any pledge, assignee, transferee or other successor-in-interest of a Selling Stockholder. The Selling Stockholders may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These sales will be at the fixed price of $.30 per share until our common stock is traded on an exchange or quoted on a market and at prevailing market or privately negotiated prices thereafter. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange (if any);
•	privately negotiated transactions;
•	sales of specified numbers of Shares at stipulated prices pursuant to agreement between the broker-dealer and the Selling Stockholder;
•	any other method permitted pursuant to applicable law;
•	a combination of any of the foregoing methods of sale; and
•	pursuant to the writing of options on the Shares.

The Selling Stockholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

The Selling Stockholders may also sell Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell Shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the Shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders.

The Selling Stockholders, alternatively, may sell all or any part of the Shares offered in this prospectus through an underwriter. The Selling Stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Each Selling Stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

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We are required to pay all fees and expenses incident to the registration of the Shares, including fees and disbursements of counsel to the Selling Stockholders, other than brokerage commissions and underwriting discounts.

The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered under this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations under such Acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts and such Selling Stockholders will be subject to the prospectus delivery requirements under the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The Selling Stockholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Stockholders or any other such person. In the event that any of the Selling Stockholders is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then such Selling Stockholder will not be permitted to engage in short sales of our common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the Shares.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions, discussed below.

Penny Stock Rules

Our shares will be covered by Section 15(g) of the Exchange Act, and sales of Shares will therefore be subject to the “penny stock rules” promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

In particular, the penny stock rules provide that, in order for a broker-dealer to effect transactions in a penny stock, it must first:

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•	provide to the customer a standardized disclosure document;
•	disclose and subsequently confirm to the customer current quotation prices or similar market information concerning the penny stock in question;
•	disclose to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;
•	disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation;
•	provide the customer with monthly account statements disclosing recent price information for the penny stock and information on the limited market in penny stocks; and
•	provide disclosure about the risks of investing in penny stocks and the rights and remedies available to an investor in cases of fraud.

In addition, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered to be a “penny stock” for the immediately foreseeable future.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Many brokers have decided not to trade penny stocks because of the burden of complying with the above requirements and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

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Regulation M

We have advised the Selling Stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Exchange Act. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with our affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

At the date of this prospectus, there is no established public market for our common stock and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC Markets commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA, nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, no prediction can be made as to:

•	the likelihood of a market for our common shares developing;
•	the liquidity of any such market;
•	the ability of the stockholders to sell the shares; or
•	the prices that stockholders may obtain for any of the shares.

If we become able to have our shares of common stock quoted on the OTC Markets, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Markets), means that shares of a issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTC Markets). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTC Markets, it is a necessity to efficiently process trades on the OTC Markets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

38

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

For shares of a public reporting company that are registered under the Exchange Act for at least 90 days immediately before the sale, at least six months must have elapsed since those shares were acquired from us or an affiliate; for a shares of a non-reporting company not registered under the Exchange Act, at least one year must have elapsed since those shares were acquired from us or an affiliate and, in either case, we must remain current in our filings (or, if a non-reporting issuer, make current financial information publicly available) for an additional period of six months.

I f the holder of the share is an affiliate, then the number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; and
•	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

Dividends

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

Transfer Agent

The Transfer Agent for our common stock is:

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, NY 11516

Phone: 212-828-8436

Toll-Free: 855-9VSTOCK

Fax: 646-536-3179

39

DESCRIPTION OF SECURITIES

Introduction

We were incorporated under the laws of the State of Nevada on September 22, 2009 and are authorized to issue up to 100,000,000 shares of capital stock, all of which has been designated as common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 61,069,404 shares of our common stock issued and outstanding on the date of this prospectus. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also “Plan of Distribution” regarding negative implications of being classified as a “Penny Stock.”

Convertible Note

On June 7, 2012, we issued a convertible promissory note (the “Note”) in the original principal amount of $5,000 to Morgan Wells Inc., a company which is wholly-owned by Anthony Muratore, a consultant of the Company. The Note bears interest at the rate of 8% per annum and is payable in full on December 7, 2012. The Note will become convertible into shares of our common stock on December 4, 2012 (the date which is 180 days after the issue date) at the lesser of a fixed price of $.001 per share (for an aggregate of 5,000,000 shares) or 75% of the lowest closing market price for the Company’s common stock during the previous 20 trading days prior to the conversion date, if and when a public trading market is established.

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

40

Stockholder Matters

As an issuer of "penny stock," the protection provided by the Federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks, which they currently are and probably will be for the foreseeable future. Although the Federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the Federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our stockholders may believe to be in their best interests.

Nevada Anti-Takeover Law

Sections 78.378 to 78.3793 of the Nevada Revised Statutes contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. To the extent that these rights support the voting power of minority stockholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 stockholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of stockholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify stockholders when we have reached the number of stockholders specified under these provisions of Nevada law. Stockholders can learn this information by checking under Item 5 of our annual reports on Form 10-K (assuming that we are required by the Exchange Act to file such reports), which is filed with the Securities and Exchange Commission 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all of the outstanding voting power, any stockholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares.

41

For purposes of the statute, "controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested stockholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its stockholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or stockholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations

NRS Sections 78.411 to 78.444 may restrict our ability to engage in a wide variety of transactions with an "interested stockholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our stockholders, particularly to minority stockholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we not will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested stockholder, unless he/she has the prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior board approval, the interested stockholder may proceed after the three-year period only if the stockholder receives approval from the holders of a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

42

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares; or
•	our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws

Our Bylaws provide that either the board of directors or the shareholders may adopt, alter, amend, or repeal our Bylaws. In exercising its discretion, our board of directors could conceivably alter our Bylaws in ways that would affect the rights of our stockholders and the ability of a stockholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements between the Company and its accountants regarding any matter or accounting principles or practice or financial statement disclosures.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by the Quick Law Group P.C., 1035 Pearl Street, Suite 403, Boulder, Colorado 80302. Mr. Quick, the sole owner of the Quick Law Group P.C., owns 1,000,000 shares of common stock of the Company, all of which is included in the registration statement.

EXPERTS

The financial statements of ML Capital Group as of December 31, 2011 and 2010 and for the period from September 22, 2009 (inception) to December 31, 2011 included in this prospectus have been audited by Salberg & Company, P.A. an independent registered public accounting firm and have been so included in reliance upon the report of Salberg & Company, P.A. given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended June 30, 2012 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

43

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 stockholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

ML Capital Group, Inc.

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, AZ. 85268

Telephone: (480) 816-5308

44

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

June 30, 2012

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

June 30, 2012

CONTENTS

Financial Statements (Unaudited):

Balance Sheets – As of June 30, 2012 (Unaudited) and December 31, 2011	F-2

Statements of Operations - For the Six Months Ended June 30, 2012 and 2011 and for the Period from September 22, 2009 (Inception) to June 30, 2012 (Unaudited)	F-3

Statements of Cash Flows – For the Six Months Ended June 30, 2012 and 2011 and for the Period from September 22, 2009 (Inception) to June 30, 2012 (Unaudited)	F-4

Notes to Financial Statements	F- 5 to F-9

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$10,246	$2
Prepaid expenses	297,500	-

Total Current Assets	307,746	2

Total Assets	$307,746	$2

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Convertible note payable, net of discount	$625	$-
Due to related party	6,785	2,106
Accrued expenses	25	-

Total Current Liabilities	7,435	2,106

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock ($0.0001 par value; 100,000,000 shares authorized; 60,069,404 and 58,543,071 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively)	6,007	5,854
Additional paid-in capital	476,268	13,320
Deficit accumulated during development stage	(181,964)	(21,278)

Total Stockholders' Equity (Deficit)	300,311	(2,104)

Total Liabilities and Stockholders' Equity (Deficit)	$307,746	$2

See notes to financial statements

F-2

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

			For the Period from
			September 22, 2009
	For the Six Months Ended		(Inception) to
	June 30,		June 30,
	2012	2011	2012
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES, related party	$800	$-	$800

OPERATING EXPENSES:
Compensation	150,000	-	154,850
Professional fees	7,426	8,486	21,244
Other general and administrative	3,410	711	6,020

Total Operating Expenses	160,836	9,197	182,114

LOSS FROM OPERATIONS	(160,036)	(9,197)	(181,314)

OTHER EXPENSE:
Interest expense	(650)	-	(650)

Total Other Expense	(650)	-	(650)

NET LOSS	$(160,686)	$(9,197)	$(181,964)

NET LOSS PER COMMON SHARE:
Basic and diluted	$-	$-	$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	58,883,816	62,543,015	61,599,075

See notes to financial statements

F-3

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

			For the Period from
			September 22, 2009
			(Inception) to
	For the Six Months Ended June 30,		June 30,
	2012	2011	2012
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(160,686)	$(9,197)	$(181,964)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation and fees	152,500	-	158,750
Interest expense from amortization of loan discount	625	-	625
Changes in assets and liabilities:
Accrued expenses	25	3,500	25

NET CASH USED IN OPERATING ACTIVITIES	(7,536)	(5,697)	(22,564)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related parties	4,679	275	6,785
Contributed capital	200	-	200
Proceeds from loan payable	5,000	-	5,000
Proceeds from sale of common stock	7,901	624	20,825

NET CASH PROVIDED BY FINANCING ACTIVITIES	17,780	899	32,810

NET INCREASE (DECREASE) IN CASH	10,244	(4,798)	10,246

CASH - beginning of period	2	12,052	-

CASH - end of period	$10,246	$7,254	$10,246

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-cash investing and financing activities:
Common shares issued for future services	$300,000	$-	$300,000
Beneficial conversion feature	$5,000	$-	$5,000
Cancellation of common shares	$-	$-	$400

See notes to financial statements.

F-4

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

ML Capital Group, Inc. (the “Company”) was incorporated in the State of Nevada on September 22, 2009. The Company’s principal business is focused on providing financial consulting services. The Company is in the development stage.

Basis of presentation and going concern

The Company is presented as a development stage company. Activities during the development stage include development of the Company’s business plan and the raising of capital. As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $160,686 and $7,336, respectively, for the six months ended June 30, 2012 and an accumulated deficit of $181,964 at June 30, 2012 and has minimal revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise additional capital, and generate revenues. In May and June 2012, the Company received $7,901 from the sale of its common stock (See Note 3) which will be used to implement its business plan. Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the six months ended June 30, 2012 and 2011 include valuation of deferred tax assets, the value of stock-based compensation and fees, and the valuation of a beneficial conversion feature related to a convertible note payable.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing transaction accounts. Beginning December 31, 2010, through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. The unlimited insurance coverage is available to all depositors, including consumers, businesses, and governmental entities. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to a depositor’s other deposit accounts held at an FDIC-insured institution. A noninterest-bearing transaction account is a deposit account where interest is neither accrued nor paid; depositors are permitted to make an unlimited number of transfers and withdrawals; and the bank does not reserve the right to require advance notice of an intended withdrawal.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2012. There were no balances in excess of FDIC insured levels as of June 30, 2012 and December 31, 2011.

F-5

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of revenue

For the six months ended June 30, 2012, all of the Company’s revenue are derived from one affiliated company (see Note 2).

Fair value measurements and fair value of financial instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and amounts due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Prepaid expenses

Prepaid expenses of $297,500 and $0 at June 30, 2012 and December 31, 2011, respectively, consist of prepayments (in common stock) for consulting services for business development programs and strategies which will be amortized over the term of consulting agreement.

Revenue recognition

Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company derived its revenue from consulting service and the revenue is recognized as services are provided.

Income taxes

The Company is governed by the Income Tax Law of the United States. The Company utilizes ASC Topic 740, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-6

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

Under ASC Topic 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. There were no employee options outstanding as of June 30, 2012 and December 31, 2011. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Net loss per share of common stock

Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of common shares issuable upon the conversion of a convertible promissory note (using the if-converted method). All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	Six Months Ended June 30,
	2012	2011
Convertible note payable (assuming a conversion price of $.001 per share) (See note 3)	5,000,000	-
Total	5,000,000	-

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

F-7

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2012

NOTE 2 – RELATED PARTY TRANSACTIONS

The Company’s President, Lisa Nelson, (“President”) from time to time, provided advances to the Company for working capital purposes. At June 30, 2012 and December 31, 2011, the Company had a payable to the President of $6,785 and $2,106, respectively. These advances were short-term in nature and non-interest bearing and are included in due to related party on the accompanying balance sheets.

In June 2012, Basket Creations by Lisa, Inc., a company owned by the Company’s President contributed capital of $200 to the Company which was included in additional paid-in capital.

For the six months ended June 30, 2012, the Company recorded revenues of $800 from the following related party:

Name of Related Party	Relationship	For the six months ended June 30, 2012	For the six months ended June 30, 2011
TENS Associates LLC	100% owned by husband of President	$800	-
Total		$800	$-

NOTE 3 – NOTE PAYABLE

On June 7, 2012, the Company (the “Borrower”) entered into a convertible promissory note agreement with Morgan Wells Inc. (the “Holder”). Pursuant to the convertible promissory note agreement, the Company issued a note in the principal amount of $5,000. The note bears interest at the rate of 8% per annum and is due on December 7, 2012. The Holder shall have the right from time to time to convert all or any part of the outstanding and unpaid principal amount of this note into fully paid and non-assessable shares of common stock. The conversion price shall be the lesser of .001 or 75% of the lowest closing market price for the Company’s stock during the previous 20 trading days.

In accordance with ASC 815-15 “Derivatives and Hedging, Embedded Derivatives”, the Company determined that the conversion feature of the convertible note did not meet the criteria of an embedded derivative and therefore the conversion feature was not bi-furcated and accounted for as a derivative. Since the Company is a private company, there is no quoted price and no active market for the Company’s common stock and any common shares issued upon conversion are not readily convertible to cash since the market cannot rapidly absorb the quantity held.

Since the convertible note includes an embedded conversion feature that does not qualify to be bi-furcated as a derivative, management evaluated this feature to determine whether it meets the definition of a beneficial conversion feature (“BCF”) within the scope of ASC 470-20, “Debt with Conversion and Other Options”. The note holder shall have the option to exchange all or a portion of the face amount of the note into fully paid and non-assessable shares of common stock, at a conversion price equal to the lesser of .001 or 75% of the lowest closing market price for the Company’s stock during the previous 20 trading days. In accordance with ASC 470-20 which deals with instruments containing a conversion feature, the Company estimated the intrinsic value of the beneficial conversion feature to be $5,000, and recorded it as a note discount which will be amortized over the term of the convertible note. For the six months ended June 30, 2012, amortization of debt discount included in interest expense amounted to $625.

NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

Sale of common stock

During the period from May 2012 through June 2012, the Company sold 26,333 shares of its common stock at $0.30 per common shares for proceeds of $7,901.

F-8

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2012

NOTE 4 – STOCKHOLDERS’ EQUITY(DEFICIT) (continued)

Common stock issued for services

On March 8, 2012, the Company issued an aggregate of 500,000 shares of common stock to two directors (250,000 shares each) for services rendered. The Company valued these common shares at $0.30 per common share based on the sale of common stock in a private placement at $0.30 per common share. In connection with issuance of these common shares, for the six months ended June 30, 2012, the Company recorded stock-based compensation in 2012 of $150,000.

On June 27, 2012, the Company entered into a one-year consulting agreement for business development services.  In connection with the consulting agreement, the Company issued 1,000,000 shares of its common stock. These shares were valued at $0.30 per share based on the sale of common stock in a private placement at $0.30 per common share. In connection with issuance of these common shares, the Company recorded stock-based consulting fees of $2,500 and a prepaid expense of $297,500 which will be amortized over the remaining related service period.

NOTE 5 – SUBSEQUENT EVENTS

Common stock issued for services

On July 20, 2012, the Company granted 2,000,000 vested shares of common stock to its new chief executive officer for services. The Company valued these common shares at the fair market value of $0.30 per common share for a total $600,000 value based on the sale of common stock in a private placement at $0.30 per common share. In October 2012 the Company formalized the arrangement under an employment agreement which provides for a vesting schedule for the shares. The effective date on the employment agreement is May 8, 2012 and the shares vest as follows: 16 2/3% six months from the effective date; 16 2/3% one year from the effective date; and the remaining 66 2/3% vesting in equal monthly installments over the two years thereafter. Compensation will be recorded pro-rata over the vesting period.

On August 16, 2012, the Company entered into an agreement for legal services with no specific term.  In connection with the agreement, the Company issued 1,000,000 vested shares of its common stock. These shares were valued at $0.30 per share based on the sale of common stock in a private placement at $0.30 per common share. In connection with issuance of these common shares, the Company recorded professional fees of $300,000. Additionally, a cash payment of $5,000 will be due and payable within ten days of the registration statement being declared effective.

Common stock cancellation

On July 20, 2012, the Company cancelled 3,000,000 shares of its common stock previously issued to three consultants in 2009 and issued 1,000,000 additional shares to another consultant for services rendered in 2009. In connection with cancellation of the common shares, the common stock value was reduced by $300 and additional paid in capital was increased by $300, and an expense of $300,000 was recognized for the additional 1,000,000 shares at $0.30 per share based on recent sales of common stock in a private placement at $0.30 per common share.

Legal Matters

We are not a party to any pending litigation. The Company and Mr. Masson, its former officer and director, are currently in discussions regarding the return and cancellation of his 8,000,000 shares of common stock. As of the date of this filing, no agreement has been reached. If no agreement is reached, it is possible that litigation will result, while both the Company and Mr. Masson have indicated a willingness to litigate the issues, to the knowledge of the Company, no filings have yet been made.

F-9

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

December 31, 2011 and 2010

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

December 31, 2011

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheets – As of December 31, 2011 and 2010	F-3

Statements of Operations - For the Years Ended December 31, 2011 and 2010 and for the period from September 22, 2009 (inception) to December 31, 2011	F-4

Statements of Changes in Stockholders’ Equity (Deficit) - For the years Ended December 31, 2011 and 2010 and for the period from September 22, 2009 (inception) to December 31, 2011	F-5

Statements of Cash Flows – For the Years Ended December 31, 2011 and 2010 and for the period from September 22, 2009 (inception) to December 31, 2011	F-6

Notes to Financial Statements	F-7 to F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

ML Capital Group, Inc.

We have audited the accompanying balance sheets of ML Capital Group, Inc. (a development stage company) as of December 31, 2011 and 2010 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2011 and for the period from September 22, 2009 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ML Capital Group, Inc. as of December 31, 2011 and 2010 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2011 and for the period from September 22, 2009 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had a net loss and net cash used in operations of $14,310 and $14,310, respectively, in 2011, had a working capital deficit, stockholders’ deficit and a deficit accumulated during development stage of $2,104, $2,104 and $21,278, respectively, at December 31, 2011 and has no revenues. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 29, 2012

F-2

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS:
Cash	$2	$12,052

Total Current Assets	2	12,052

Total Assets	$2	$12,052

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Due to related party	$2,106	$470

Total Current Liabilities	2,106	470

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock ($0.0001 par value; 100,000,000 shares authorized; 58,543,071 and 62,540,990 shares issued and outstanding at December 31, 2011 and 2010, respectively)	5,854	6,254
Additional paid-in capital	13,320	12,296
Deficit accumulated during development stage	(21,278)	(6,968)

Total Stockholders' Equity (Deficit)	(2,104)	11,582

Total Liabilities and Stockholders' Equity (Deficit)	$2	$12,052

See notes to financial statements

F-3

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

			For the Period from
			September 22, 2009
	For the Years Ended		(Inception) to
	December 31,		December 31,
	2011	2010	2011

NET REVENUES	$-	$-	$-

OPERATING EXPENSES:
Compensation	-	-	4,850
Professional fees	12,318	800	13,818
Other general and administrative	1,992	618	2,610

Total Operating Expenses	14,310	1,418	21,278

LOSS FROM OPERATIONS	(14,310)	(1,418)	(21,278)

NET LOSS	$(14,310)	$(1,418)	$(21,278)

NET LOSS PER COMMON SHARE:
Basic and diluted	$-	$-	$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	62,258,112	62,519,731	62,198,074

See notes to financial statements

F-4

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2011 and 2010 and

for the Period from September 22, 2009 (inception) to December 31, 2011

				Deficit
				Accumulated
	Common Stock		Additional	During	Total
	Number of		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balance, September 22, 2009 (Inception)	-	$-	$-	$-	$-

Shares issued to founders	48,500,000	4,850	-	-	4,850

Shares issued for services to consultants	14,000,000	1,400	-	-	1,400

Net loss for the period	-	-	-	(5,550)	(5,550)

Balance, December 31, 2009	62,500,000	6,250	-	(5,550)	700

Sale of common stock at $0.30	40,990	4	12,296	-	12,300

Net loss for the year	-	-	-	(1,418)	(1,418)

Balance, December 31, 2010	62,540,990	6,254	12,296	(6,968)	11,582

Sale of common stock at $0.30	2,081	-	624	-	624

Cancellation of shares	(4,000,000)	(400)	400	-	-

Net loss for the year	-	-	-	(14,310)	(14,310)

Balance, December 31, 2011	58,543,071	$5,854	$13,320	$(21,278)	$(2,104)

See Notes to Financial statements

F-5

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

			For the Period from
			September 22, 2009
			(Inception) to
	For the Years Ended December 31,		December 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,310)	$(1,418)	$(21,278)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation	-	700	6,250

NET CASH USED IN OPERATING ACTIVITIES	(14,310)	(718)	(15,028)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	1,636	470	2,106
Proceeds from sale of common stock	624	12,300	12,924

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,260	12,770	15,030

NET (DECREASE) INCREASE IN CASH	(12,050)	12,052	2

CASH - beginning of period	12,052	-	-

CASH - end of period	$2	$12,052	$2

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-cash investing and financing activities:
Cancellation of shares	$400	$-	$400

See notes to financial statements.

F-6

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

ML Capital Group, Inc. (the “Company”) was incorporated in the State of Nevada on September 22, 2009. The Company’s principal business is focused on providing financial consulting services. The Company is in the development stage, and has not realized any revenues from its operations.

Basis of presentation and going concern

The Company is presented as a development stage company. Activities during the development stage include development of the Company’s business plan and the raising of capital. As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $14,310 and $14,310 for the year ended December 31, 2011, respectively, and a working capital deficit, stockholders’ deficit, and deficit accumulated during development stage of $2,104, $2,104 and $21,278, respectively, at December 31, 2011 and has no revenues or operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise additional capital, and generate revenues. In May and June 2012, the Company received approximately $7,901 from the sale of its common stock (See Note 5) which will be used for working capital purposes. Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the 2011 and 2010 period include valuation of stock-based compensation.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing transaction accounts. Beginning December 31, 2010, through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. The unlimited insurance coverage is available to all depositors, including consumers, businesses, and governmental entities. This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to a depositor’s other deposit accounts held at an FDIC-insured institution. A noninterest-bearing transaction account is a deposit account where interest is neither accrued nor paid; depositors are permitted to make an unlimited number of transfers and withdrawals; and the bank does not reserve the right to require advance notice of an intended withdrawal.

The Company has not experienced any losses in such accounts through December 31, 2011. There were no balances in excess of FDIC insured levels as of December 31, 2011 and 2010.

F-7

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value measurements and fair value of financial instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and amounts due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Income taxes

The Company is governed by the Income Tax Law of the United States. The Company utilizes ASC Topic 740, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2011 and 2010, management believes the Company had no material uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Stock-based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Advertising

Advertising is expensed as incurred. For the years ended December 31, 2011 and 2010, the Company did not incur advertising expenses.

F-8

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

Research and development costs are expensed as incurred. For years ended December 31, 2011 and 2010, the Company did not incur research and development costs.

Net loss per share of common stock

Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company has no common stock equivalents and potentially dilutive securities outstanding during the years ended December 31, 2011 and 2010.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 – RELATED PARTY TRANSACTIONS

The Company’s president from time to time, provided advances to the Company for working capital purposes. At December 31, 2011 and 2010, the Company had a payable to the president of $2,106 and $470, respectively. These advances were short-term in nature and non-interest bearing and are included in due to related party on the accompanying balance sheets.

The Company was not active during 2011 and 2010 and therefore the value of any services provided by officers was de minimis.

During the years 2009 to 2011, the Company utilized office space of an affiliate. Since the Company was inactive, the value of the space used was de minimis.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common stock issued for service

On September 22, 2009 (date of inception), the Company issued 48,500,000 shares of its common stock to its founders. The Company valued these common shares at a nominal value of $0.0001 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $4,850.

In October 2009, pursuant to 6-month consulting agreements, the Company issued 14,000,000 shares of its common stock to consultants for business development services. The Company valued these common shares at a nominal value of $0.0001 per common share. In connection with issuance of these common shares, for the period from September 22, 2009 (inception) to December 31, 2011 and for the year ended December 31, 2010 and 2011, the Company recorded stock-based compensation of $1,400, $700 and $0, respectively.

F-9

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 3 – STOCKHOLDERS’ EQUITY (continued)

Sale of common stock

During the year ended December 31, 2010, the Company sold 40,990 shares of its common stock at $0.30 per common share for proceeds of $12,300.

During the year ended December 31, 2011, the Company sold 2,081 shares of its common stock at $0.30 per common share for proceeds of $624.

Common stock cancellation

On December 6, 2011, the Company cancelled 4,000,000 shares of its common stock. In connection with cancellation of these common shares, the common stock value was reduced by $400 and additional paid in capital was increased by $400.

NOTE 4 – INCOME TAXES

The Company has incurred aggregate cumulative net operating losses of approximately $15,028 for income tax purposes as of December 31, 2011. The net operating loss carries forward for United States income taxes, which may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, starting in 2029 through 2031. Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Net operating loss carry forward	$5,110	$244
Total gross deferred tax assets	5,110	244
Less: valuation allowance	(5,110)	(244)
Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2011 and 2010 was $5,110 and $244, respectively. The increase in valuation allowance during 2011 and 2010 was $4,866 and $244, respectively.

The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2011, tax years 2010 and 2009 remain open for Internal Revenue Service audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

NOTE 5 – SUBSEQUENT EVENTS

Common stock issued for services

On March 8, 2012, the Company issued an aggregate of 500,000 shares of common stock to two directors (250,000 shares each) for services rendered. The Company valued these common shares at $0.30 per common share based on the sale of common stock in a private placement at $0.30 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation in 2012 of $150,000.

F-10

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 5 – SUBSEQUENT EVENTS (continued)

On June 27, 2012, the Company entered into a one-year consulting agreement for business development services.  In connection with the consulting agreement, the Company issued 1,000,000 shares of its common stock. These shares were valued at $0.30 per share based on the sale of common stock in a private placement at $0.30 per common share. In connection with issuance of these common shares, the Company recorded prepaid expenses of $300,000 which will be amortized over the related service period.

On July 20, 2012, the Company granted 2,000,000 vested shares of common stock to its new chief executive officer for services. The Company valued these common shares at the fair market value of $0.30 per common share for a total $600,000 value based on the sale of common stock in a private placement at $0.30 per common share. In October 2012 the Company formalized the arrangement under an employment agreement which provides for a vesting schedule for the shares. The effective date on the employment agreement is May 8, 2012 and the shares vest as follows: 16 2/3% six months from the effective date; 16 2/3% one year from the effective date; and the remaining 66 2/3% vesting in equal monthly installments over the two years thereafter. Compensation will be recorded pro-rata over the vesting period.

On August 16, 2012, the Company entered into an agreement for legal services with no specific term.  In connection with the agreement, the Company issued 1,000,000 vested shares of its common stock. These shares were valued at $0.30 per share based on the sale of common stock in a private placement at $0.30 per common share. In connection with issuance of these common shares, the Company recorded professional fees of $300,000. Additionally, a cash payment of $5,000 will be due and payable within ten days of the registration statement being declared effective.

Sale of common stock

During the period from May 2012 through June 2012, the Company sold 26,333 shares of its common stock at $0.30 per common shares for proceeds of $7,901.

Common stock cancellation

On July 20, 2012, the Company cancelled 3,000,000 shares of its common stock previously issued to three consultants in 2009 and issued 1,000,000 additional shares to another consultant for services rendered in 2009. In connection with cancellation of the common shares, the common stock value was reduced by $300 and additional paid in capital was increased by $300, and an expense of $300,000 was recognized for the additional 1,000,000 shares at $0.30 per share based on recent sales of common stock in a private placement at $0.30 per common share.

Convertible note payable

On June 7, 2012, the Company (the “Borrower”) entered into a convertible promissory note agreement with Morgan Wells Inc. (the “Holder”). Pursuant to the convertible promissory note agreement, the Company issued a note in the principal amount of $5,000. The note bears interest at the rate of 8% per annum and is due on December 7, 2012. The Holder shall have the right from time to time to convert all or any part of the outstanding and unpaid principal amount of this note into fully paid and non-assessable shares of common stock. The conversion price shall be the lesser of .001 or 75% of the lowest closing market price for the Company’s stock during the previous 20 trading days.

In accordance with ASC 815-15 “Derivatives and Hedging, Embedded Derivatives”, the Company determined that the conversion feature of the convertible note did not meet the criteria of an embedded derivative and therefore the conversion feature was not bifurcated and accounted for as a derivative. Since the Company is a private company, there is no quoted price and no active market for the Company’s common stock and any common shares issued upon conversion are not readily convertible to cash since the market cannot rapidly absorb the quantity held.

F-11

ML CAPITAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 5 – SUBSEQUENT EVENTS (continued)

Convertible note payable (continued)

Since the convertible note includes an embedded conversion feature that does not qualify to be bi-furcated as a derivative, management evaluated this feature to determine whether it meets the definition of a beneficial conversion feature (“BCF”) within the scope of ASC 470-20, “Debt with Conversion and Other Options”. The note holder shall have the option to exchange all or a portion of the face amount of the note into fully paid and non-assessable shares of common stock, at a conversion price equal to the lesser of .001 or 75% of the lowest closing market price for the Company’s stock during the previous 20 trading days. In accordance with ASC 470-20 which deals with instruments containing a conversion feature, the Company estimated the intrinsic value of the beneficial conversion feature to be $5,000, and recorded it as a note discount which will be amortized over the term of the convertible note.

Legal Matters

We are not a party to any pending litigation. The Company and Mr. Masson, its former officer and director, are currently in discussions regarding the return and cancellation of his 8,000,000 shares of common stock. As of the date of this filing, no agreement has been reached. If no agreement is reached, it is possible that litigation will result, while both the Company and Mr. Masson have indicated a willingness to litigate the issues, to the knowledge of the Company, no filings have yet been made.

F-12

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2012 (the date 90 days after the commencement of the offering), all brokers and dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker’s or dealers' obligation to deliver a prospectus when acting as underwriter and with respect to any unsold allotments or subscriptions.

ML CAPITAL GROUP, INC.

12,819,404 Shares

Common Stock, $0.0001 par value

PROSPECTUS

___________ __, 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	7
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	18
DILUTION	18
SELLING STOCKHOLDERS	18
PLAN OF DISTRIBUTION	35
DESCRIPTION OF SECURITIES	40
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
DESCRIPTION OF BUSINESS	25
DESCRIPTION OF PROPERTY	28
LEGAL PROCEEDINGS	28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	40
FINANCIAL STATEMENTS	F-1
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE	43
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	34
THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITES	34
TRANSFER AGENT AND REGISTRAR	39
LEGAL MATTERS	43
EXPERTS	43
WHERE YOU CAN FIND MORE INFORMATION	43
PART II	45
INFORMATION NOT REQUIRED IN PROSPECTUS	45
ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	45
ITEM 14 - INDMENIFICATION OF DIRECTORS AND OFFICERS	45
ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES	46
ITEM 16 - EXHIBITS	47
ITEM 17 - UNDERTAKING	47
SIGNATURES	50

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$500.00
NASD filing fee	100.00
*Accounting fees and expenses	7,000.00
*Legal fees and expenses	5,000.00
*Transfer agent fees	2,500.00
*Miscellaneous expenses	2,400.00

Total	$17,500.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14         INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Bylaws at Article IX thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 15         RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, the Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

On October 9, 2009, we issued 40,000,000 shares to Ms. Nelson, the Company’s founder and Chief Executive Officer in exchange for organizational services and the purchase of our business plan.

During October 2009, we issued 22,500,000 restricted shares to the following individuals as compensation for consulting services and their agreements to serve as consultants to the Company:

Milton Masson	8,000,000 shares	(6)
Anthony Muratore	2,000,000 shares	(6)
Vincent Barbagallo	3,000,000 shares	(6)
Phillip Rodakis	4,000,000 shares	(7)
Cecil Yates	250,000 shares	(1)(6)
Nicole Austin	1,000,000 shares	(6)
Peck King	250,000 shares	(2)(6)
James Ray	4,000,000 shares	(3)(6)

(1) Mr. Yates is a director of the Company.

(2) Mr. King is a former consultant and Director to the Company.

(3) In December 2011, the 4,000,000 shares of common stock previously issued to James Ray were cancelled.

During March 2012 through July 2012, we issued 5,500,000 restricted shares to the following individuals and companies as compensation for consulting services and professional services to be rendered to the Company. During the same period, we cancelled 1,000,000 shares of common stock previously issued to Vincent Barbagallo and 2,000,000 shares of common stock previously issued to Phillip Rodakis.

Quick Law Group, P.C.	1,000,000 shares	(1)(6)
Windstream Partners, LLC	1,000,000 shares	(2)(6)
Mark Songer	2,000,000 shares	(3)(6)
Amy Jost-Fichiera	250,000 shares	(4)(6)
Carlos Lopez	250,000 shares	(5)(6)
Nicole Austin	1,000,000 shares	(6)

(1)	Quick Law Group, P.C. is legal counsel to the Company
(2)	Windstream Partners is a consultant to the Company
(3)	Mark Songer is the Company’s Chief Executive Officer
(4)	Ms. Jost-Fichiera is a former Director of the Company
(5)	Mr. Lopez is a Director of the Company
(6)	Issued in reliance upon an exemption under Rule 701 of the Securities Act of 1933, as amended.
(7)	Issued in reliance upon an exemption under Rule 504 of the Securities Act of 1933, as amended.

From May 2010 through January 2011, the Company conducted a private offering to family and friends and sold an aggregate of 43,071 shares of common stock to 24 individuals, each of whom paid $0.30 per share. The Company received an aggregate of $12,924 in proceeds from the sales made in the private placement. During May 2012 through June 2012, the Company sold an aggregate of 26,333 shares of common stock to 8 individuals, each of whom paid $0.30 per share. The Company received an aggregate of $7,901 in proceeds from the sales of this private placement.

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On August 16, 2012, we issued 1,000,000 shares to our legal counsel, the Quick Law Group, P.C., in exchange for legal services provided to the Company.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 16        EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Convertible Promissory Note, dated June 7, 2012, to Morgan Wells, Inc. in the original principal amount of $5,000.
5.1	Opinion of The Quick Law Group, P.C.
10.1	Executive Employment Agreement dated October 11, 2012 by and between ML Capital Group, Inc. and Mark Songer.
14.1	Code of Ethics
23.1	Consent of Salberg & Company, P.A.
23.2	Consent of Quick Law Group, P.C., (included in Exhibit 5.1)
99.1	Form of Subscription Agreement

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17        UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, State of Arizona on the 29th day of October, 2012

ML CAPITAL GROUP, INC.

By:	/s/ Lisa Nelson
Lisa Nelson, President, Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Lisa Nelson	President, Chairman, Principal	October 29, 2012
Executive Officer, Principal
Financial Officer, Treasurer

/s/Mark Songer	Chief Executive Officer	October 29, 2012

/s/ Cecil Yates	Director	October 29, 2012

/s/ Carlos Lopez	Director	October 29, 2012

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